Exhibit 99.2
SCHERING-PLOUGH CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Dollars in Millions, except EPS)
(Unaudited)

	2006					2005
	1st	2nd	3rd	4th	Full	1st	2nd	3rd	4th	Full	4th Qtr.	12 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Year	vs	vs
	$	$	$	$	$	$	$	$	$		$4th Qtr.	12 Mos.

Net sales 1/	2,551	2,818	2,574	2,650	10,594	2,369	2,532	2,284	2,324	9,508	14%	11%

Cost of sales 2/	893	1,004	885	915	3,697	889	867	775	815	3,346	12%	10%

Gross profit	1,658	1,814	1,689	1,735	6,897	1,480	1,665	1,509	1,509	6,162	15%	12%

Selling, general and administrative	1,086	1,224	1,158	1,250	4,718	1,081	1,116	1,064	1,114	4,374	12%	8%
Research and development 3/	481	539	536	631	2,188	384	442	566	474	1,865	33%	17%
Other (income)/expense, net	(34)	(19)	(37)	(46)	(135)	17	(8)	—	(5)	5	*	*
Special charges 4/	—	80	10	12	102	27	259	6	2	294	*	(65%)
Equity income from cholesterol joint venture	(311)	(355)	(390)	(403)	(1,459)	(220)	(170)	(215)	(268)	(873)	50%	67%

Income before income taxes	436	345	412	291	1,483	191	26	88	192	497	51%	*

Income tax expense 5/	86	86	103	87	362	64	74	23	66	228	32%	59%

Net income/(loss) before cumulative effect of a change in accounting principle	350	259	309	204	1,121	127	(48)	65	126	269	61%	*

Cumulative effect of a change in accounting principle, net of tax 6/	(22)	—	—	—	(22)	—	—	—	—	—	—	*

Net income/(loss) 6/	372	259	309	204	1,143	127	(48)	65	126	269	61%	*

Preferred stock dividends	22	22	22	22	86	22	22	22	22	86	—	—

Net income/(loss) available to common shareholders 6/	350	237	287	182	1,057	105	(70)	43	104	183	74%	*

Diluted earnings/(loss) per common share:
Earnings/(loss) available to common shareholders before cumulative effect of a change in accounting principle	0.22	0.16	0.19	0.12	0.69	0.07	(0.05)	0.03	0.07	0.12
Cumulative effect of a change in accounting principle, net of tax 6/	0.02	0.00	0.00	0.00	0.02	—	—	—	—	—

Diluted earnings/(loss) per common share 6/	0.24	0.16	0.19	0.12	0.71	0.07	(0.05)	0.03	0.07	0.12

Avg. shares outstanding- diluted	1,486	1,489	1,492	1,497	1,491	1,480	1,476	1,487	1,487	1,484
Actual shares outstanding	1,481	1,481	1,483	1,487	1,487	1,475	1,476	1,478	1,479	1,479

Ratios to net sales
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	35.0%	35.6%	34.4%	34.5%	34.9%	37.5%	34.2%	34.0%	35.1%	35.2%
Gross margin	65.0%	64.4%	65.6%	65.5%	65.1%	62.5%	65.8%	66.0%	64.9%	64.8%
Selling, general and administrative	42.6%	43.4%	45.0%	47.2%	44.5%	45.6%	44.1%	46.6%	47.9%	46.0%
Research and development	18.8%	19.1%	20.8%	23.8%	20.6%	16.2%	17.4%	24.8%	20.4%	19.6%
Income before income taxes	17.1%	12.2%	16.0%	11.0%	14.0%	8.0%	1.0%	3.8%	8.3%	5.2%
Net income/(loss)	14.6%	9.2%	12.0%	7.7%	10.8%	5.3%	(1.9%)	2.8%	5.4%	2.8%

*	Not a meaningful percentage

Note: The Company incurs substantial costs, such as selling, general and administrative costs, that are not reflected in the “Equity income from cholesterol joint venture” and are borne by the overall cost structure of Schering-Plough.

1/	Net sales for the three months ended September 30, 2006, includes $47 million related to the reversal of previously accrued rebate amounts for the U.S. Government’s TRICARE Retail Pharmacy Program that a U.S. Federal court has ruled pharmaceutical manufacturers are not obligated to pay.

2/	Included in Cost of sales for the three months ended December 31, 2006 is $45 million of accelerated depreciation and other charges related to the manufacturing changes announced on June 1, 2006. Cost of sales for the twelve months ended December 31, 2006 included $146 million of inventory write-offs, accelerated depreciation and other charges related to the manufacturing changes.

3/	Included in research and development for the three and twelve months ended December 31, 2006 is $15 million for the licensing of an OTC version of ZEGERID for heartburn.

4/	Special charges in the fourth quarter of 2006 reflect severance of $12 million related to the manufacturing changes announced on June 1, 2006. Special charges of $102 million for the twelve months ended December 31, 2006 include severance and fixed asset write-offs related to the manufacturing changes. Special charges for the twelve months ended December 31, 2005 included an addition of $250 million to the Company’s litigation reserves relating to the Massachusetts investigation and previously disclosed investigations and litigation relating to the company’s practices regarding average wholesale price by the Department of Justice and certain states.

5/	Tax expense for all periods presented primarily relates to foreign tax expense as the Company did not recognize the benefit of U.S. tax operating losses. The Company’s full year 2005 tax provision included a benefit of approximately $42 million related to tax expense recorded in 2004 related to planned earnings repatriations under the American Jobs Creation Act (AJCA). This adjustment of tax expense associated with repatriation under the AJCA is the result of an IRS Notice issued by the U.S. Treasury in August 2005.

6/	In the first quarter of 2006, the Company adopted the provisions of SFAS 123R. As a result of this adoption, the Company recognized a non-recurring cumulative effect adjustment of $22 million of income associated with the Company’s liability based compensation plans. Stock option expense for the three and twelve months ended December 31, 2006 was $14 million and $56 million, respectively, which is included in the respective expense line items.

All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
CONSOLIDATED SALES
(Dollars in Millions)

	2006					2005
	1st	2nd	3rd	4th	Full	1st	2nd	3rd	4th	Full	4th Qtr.	12 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Year	vs	vs
	$	$	$	$	$	$	$	$	$		$4th Qtr.	12 Mos.

Prescription Pharm:	2,032	2,230	2,087	2,211	8,561	1,846	1,975	1,840	1,904	7,564	16%	13%
U.S.	656	718	733	800	2,908	549	609	597	600	2,355	33%	23%
International	1,376	1,512	1,354	1,411	5,653	1,297	1,366	1,243	1,304	5,209	8%	9%

Consumer Health Care:	311	349	259	205	1,123	330	330	235	198	1,093	4%	3%

OTC:	153	149	138	118	558	162	162	129	103	556	15%	—
OTC Claritin	111	111	95	72	390	116	133	92	54	394	35%	(1%)
Other OTC	42	38	43	46	168	46	29	37	49	162	(7%)	4%

Foot Care:	83	96	92	73	343	84	89	85	75	333	(3%)	3%

Sun Care:	75	104	29	14	222	84	79	21	20	204	(31%)	9%

Animal Health:	208	239	228	234	910	193	227	209	222	851	6%	7%
U.S.	57	62	72	50	240	44	54	68	50	216	—	11%
International	151	177	156	184	670	149	173	141	172	635	7%	5%

Total Consolidated:	2,551	2,818	2,574	2,650	10,594	2,369	2,532	2,284	2,324	9,508	14%	11%

U.S.	999	1,103	1,047	1,043	4,192	897	970	886	837	3,589	25%	17%
International	1,552	1,715	1,527	1,607	6,402	1,472	1,562	1,398	1,487	5,919	8%	8%

      All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
PRESCRIPTION PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	Global Prescription Pharm			U.S.			International
	2006	2005		2006	2005		2006	2005
	4th	4th	4th Qtr.	4th	4th	4th Qtr.	4th	4th	4th Qtr.
	Qtr.	Qtr.	vs	Qtr.	Qtr.	vs	Qtr.	Qtr.	vs
	$		$4th Qtr.	$		$4th Qtr.	$		$4th Qtr.

Prescription Pharm:	2,211	1,904	16%	800	600	33%	1,411	1,304	8%

Remicade	337	251	34%	—	—	—	337	251	34%
Nasonex	253	185	37%	171	115	48%	82	70	18%
PEG-Intron	208	214	(3%)	49	52	(6%)	159	162	(2%)
Clarinex / Aerius	164	139	18%	94	76	24%	70	63	12%
Temodar	189	160	18%	74	73	1%	115	87	32%
Claritin Rx	78	85	(8%)	—	—	—	78	85	(8%)
Integrilin	85	71	20%	81	67	21%	4	4	—
Rebetol	75	94	(21%)	2	4	(49%)	73	90	(20%)
Avelox 1/	103	68	51%	103	68	51%	—	—	—
Intron A	57	66	(14%)	29	32	(9%)	28	34	(19%)
Caelyx	49	46	8%	—	—	—	49	46	8%
Subutex	51	49	4%	—	—	—	51	49	4%
Elocon	33	32	5%	1	—	—	32	32	—
Cipro 1/	25	33	(24%)	25	33	(24%)	—	—	—

1/	Includes net sales in Puerto Rico

All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
GLOBAL PRESCRIPTION PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	2006					2005
	1st	2nd	3rd	4th	Full	1st	2nd	3rd	4th	Full	4th Qtr.	12 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Year	vs	vs
	$	$	$	$	$	$	$	$	$		$4th Qtr.	12 Mos.

Global Prescription Pharm:	2,032	2,230	2,087	2,211	8,561	1,846	1,975	1,840	1,904	7,564	16%	13%

Remicade	278	307	317	337	1,240	220	234	237	251	942	34%	32%
Nasonex	229	242	221	253	944	183	199	170	185	737	37%	28%
PEG-Intron	196	226	206	208	837	170	182	185	214	751	(3%)	11%
Clarinex / Aerius	160	226	171	164	722	144	207	157	139	646	18%	12%
Temodar	163	171	179	189	703	131	145	152	160	588	18%	20%
Claritin Rx	101	104	74	78	356	111	100	76	85	371	(8%)	(4%)
Integrilin	80	82	82	85	329	75	82	86	71	315	20%	5%
Rebetol	78	86	72	75	311	64	91	82	94	331	(21%)	(6%)
Avelox 1/	80	58	63	103	304	73	46	41	68	228	51%	34%
Intron A	60	64	57	57	237	73	75	72	66	287	(14%)	(17%)
Caelyx	51	53	52	49	206	43	46	46	46	181	8%	13%
Subutex	48	53	51	51	203	51	53	44	49	197	4%	3%
Elocon	34	38	36	33	141	41	38	34	32	144	5%	(2%)
Cipro 1/	25	34	28	25	111	37	36	41	33	146	(24%)	(24%)

1/	Includes net sales in Puerto Rico

All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
U.S. PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	2006					2005
	1st	2nd	3rd	4th	Full	1st	2nd	3rd	4th	Full	4th Qtr.	12 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Year	vs	vs
	$	$	$	$	$	$	$	$	$		$4th Qtr.	12 Mos.

Total U.S. Pharm:	656	718	733	800	2,908	549	609	597	600	2,355	33%	23%

Nasonex	144	144	153	171	611	109	115	109	115	447	48%	37%
PEG-Intron	43	57	51	49	201	52	38	42	52	184	(6%)	9%
Clarinex / Aerius	70	97	98	94	358	67	90	93	76	325	24%	10%
Temodar	67	72	72	74	286	57	65	70	73	264	1%	8%
Integrilin	76	78	78	81	312	71	78	82	67	299	21%	5%
Avelox 1/	80	58	63	103	304	73	46	41	68	228	51%	34%
Intron A	30	33	28	29	120	32	36	36	32	136	(9%)	(12%)
Elocon	—	1	1	1	3	4	2	1	—	7	—	(52%)
Cipro 1/	25	34	28	25	111	37	36	41	33	146	(24%)	(24%)

1/	Includes net sales in Puerto Rico

All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
INTERNATIONAL PHARMACEUTICAL SALES — KEY PRODUCT SALES
(Dollars in Millions)

	2006					2005
	1st	2nd	3rd	4th	Full	1st	2nd	3rd	4th	Full	4th Qtr.	12 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Year	vs	vs
	$	$	$	$	$	$	$	$	$		$4th Qtr.	12 Mos.

Total International Pharm:	1,376	1,512	1,354	1,411	5,653	1,297	1,366	1,243	1,304	5,209	8%	9%

Remicade	278	307	317	337	1,240	220	234	237	251	942	34%	32%
Nasonex	85	98	68	82	333	74	84	61	70	290	18%	15%
PEG-Intron	153	169	155	159	636	118	144	143	162	567	(2%)	12%
Clarinex / Aerius	90	129	73	70	364	77	117	64	63	321	12%	13%
Temodar	96	99	107	115	417	74	80	82	87	324	32%	29%
Claritin Rx	101	104	74	78	356	111	100	76	85	371	(8%)	(4%)
Integrilin	4	4	4	4	17	4	4	4	4	16	—	5%
Rebetol	76	84	72	73	306	70	90	80	90	330	(20%)	(7%)
Intron A	30	31	29	28	117	41	39	36	34	151	(19%)	(22%)
Caelyx	51	53	52	49	206	43	46	46	46	181	8%	13%
Subutex	48	53	51	51	203	51	53	44	49	197	4%	3%
Elocon	34	37	35	32	138	37	36	33	32	137	—	—
     All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
CHOLESTEROL FRANCHISE SALES
(Dollars in Millions)

	2006					2005
	1st	2nd	3rd	4th	Full	1st	2nd	3rd	4th	Full	4th Qtr.	12 Mos.
	Qtr.	Qtr.	Qtr.	Qtr.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Year	vs	vs
	$	$	$	$	$	$	$	$	$		$4th Qtr.	12 Mos.

Global Zetia: 1/	415	474	501	535	1,925	331	317	357	392	1,396	36%	38%
U.S.	315	363	389	405	1,472	269	240	277	297	1,082	36%	36%
International	100	111	112	130	453	62	77	80	95	314	37%	44%

Global Vytorin: 1/	371	491	517	554	1,933	178	201	265	368	1,012	51%	91%
U.S.	319	421	431	448	1,619	157	173	229	314	874	43%	85%
International	52	70	86	106	314	21	28	36	54	138	96%	128%

Global Cholesterol: 1/ 2/	786	965	1,018	1,089	3,858	509	518	622	760	2,408	43%	60%
U.S.	634	784	820	852	3,091	426	413	506	611	1,956	39%	58%
International	152	181	198	237	767	83	105	116	149	452	59%	70%

1/	Substantially all sales of cholesterol products are not included in the Company’s net sales. Global sales include sales under the Merck/Schering-Plough partnership, plus any sales that are not part of the partnership, such as Schering-Plough sales of cholesterol products in Latin America. In the fourth quarter of 2006 and 2005, sales in non-joint venture territories of the cholesterol franchise totaled $7 and $5, respectively. For the twelve months of 2006 and 2005, sales in non-joint venture territories of the cholesterol franchise totaled $29 and $19, respectively.

2/	Global cholesterol franchise sales for the three months ended September 30, 2006 includes approximately $24 million related to the reversal of previously accrued rebate amounts for a U.S Government prescription pharmaceutical program (the “TRICARE Retail Pharmacy Program”) that a U.S. Federal court ruled pharmaceutical manfacturers are not obligated to pay.

The results of the operation of the joint venture are reflected in equity income. As a result, the Company’s gross margin and ratios of selling, general and administrative expenses and R&D expenses as a percentage of sales do not reflect the impact of the cholesterol joint venture’s operating results.

The company utilizes the equity method of accounting for the joint venture. The cholesterol agreements provide for the sharing of net income/(loss) based upon percentages that vary by product, sales level and country. In the U.S. market, Schering-Plough receives a greater share of profits on the first $300 of annual ZETIA sales. Above $300 of annual ZETIA sales, the companies share profits equally. Schering-Plough’s allocation of joint venture income is increased by milestones earned. Further, either partner’s share of the joint venture’s net income/(loss) is subject to a reduction if the partner fails to perform a specified minimum number of physician details in a particular country. The partners agree annually to the minimum number of physician details by country.
          All figures rounded. Totals may not add due to rounding. Percentages based on unrounded figures.

SCHERING-PLOUGH CORPORATION
CONSOLIDATED OPERATIONS DATA
(Dollars in Millions)
(Unaudited)

	2006					2005
	1st	2nd	3rd	4th	Full	1st	2nd	3rd	4th	Full
	Qtr.	Qtr.	Qtr.	Qtr.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Year
	$	$	$	$	$	$	$	$	$	$

Geographic sales

U.S.	999	1,103	1,047	1,043	4,192	897	970	886	837	3,589
Europe and Canada	1,046	1,206	1,044	1,107	4,403	1,035	1,102	927	976	4,040
Latin America	260	248	233	249	990	210	218	223	233	884
Asia Pacific	246	261	250	251	1,009	227	242	248	278	995

Consolidated sales	2,551	2,818	2,574	2,650	10,594	2,369	2,532	2,284	2,324	9,508

	2006					2005
	1st	2nd	3rd	4th	Full	1st	2nd	3rd	4th	Full
	Qtr.	Qtr.	Qtr.	Qtr.	Year	Qtr.	Qtr.	Qtr.	Qtr.	Year
	$	$	$	$	$	$	$	$	$	$

Other (income)/expense, net
Interest income	(68)	(69)	(77)	(83)	(297)	(33)	(40)	(45)	(58)	(176)
Interest expense	46	45	40	41	172	45	40	36	41	163
FX losses	—	5	—	(4)	2	4	1	2	2	8
Other (income)/expense	(12)	—	—	—	(12)	1	(9)	7	10	10

Total — Other (income)/expense, net	(34)	(19)	(37)	(46)	(135)	17	(8)	—	(5)	5

     All figures rounded. Totals may not add due to rounding.